FOR IMMEDIATE RELEASE

CONTACTS:	James Winschel, Senior Vice President and Chief Financial Officer
Jill Baker, Vice President of Investor Relations
+1-781-434-4118
ANNOUNCEMENT IN RELATION TO THE MOVEMENT IN THE CLINPHONE SHARE PRICE
Boston, MA, February 15, 2008 — PAREXEL International Corporation (“PAREXEL”) (NASDAQ:PRXL) notes the recent movement in the share price of ClinPhone plc (“ClinPhone” or the “Company”). Under the United Kingdom Takeover Code, PAREXEL confirms that it has made a preliminary proposal to the Board of ClinPhone in relation to a potential offer by PAREXEL for the entire issued and to be issued share capital of ClinPhone. While that preliminary proposal was rejected by the Board of ClinPhone, PAREXEL is currently evaluating its options in relation to ClinPhone. However, there can be no certainty that an offer for ClinPhone will be forthcoming.
Any offer, if made, is likely to be solely in cash. A further announcement will be made in due course.
Dealing Disclosure Requirements
Under the provisions of Rule 8.3 of the Code, if any person is, or becomes, “interested” (directly or indirectly) in 1% or more of any class of “relevant securities” of the Company, all “dealings” in any “relevant securities” of that company (including by means of an option in respect of, or a derivative referenced to, any such “relevant securities”) must be publicly disclosed by no later than 3.30 pm (London time) on the London business day following the date of the relevant transaction. This requirement will continue until the date on which any offer becomes, or is declared, unconditional as to acceptances, lapses or is otherwise withdrawn or on which the “offer period” otherwise ends. If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire an “interest” in “relevant securities” of the Company, they will be deemed to be a single person for the purpose of Rule 8.3.
Under the provisions of Rule 8.1 of the Code, all “dealings” in “relevant securities” of the Company by PAREXEL, or by any of its respective “associates”, must be disclosed by no later than 12.00 noon (London time) on the London business day following the date of the relevant transaction.
A disclosure table, giving details of the companies in whose “relevant securities” “dealings” should be disclosed, and the number of such securities in issue, can be found on the Takeover Panel’s website at www.thetakeoverpanel.org.uk.
“Interests in securities” arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an “interest” by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks are defined in the Code, which can also be found on the Panel’s website. If you are in any doubt as to whether or not you are required to disclose a “dealing” under Rule 8, you should consult the Panel.
This release contains “forward-looking” statements regarding future results and events, including, without limitation, statements regarding an approach to ClinPhone. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “appears,” “estimates,” “projects,” “targets,” and similar expressions are also intended to identify forward-looking statements. The forward-looking statements in this release involve a number of risks and uncertainties. PAREXEL’s actual future results may differ significantly from the results discussed in the forward-looking statements contained in this release. Important factors that might cause such a difference include, but are not limited to, risks associated with: actual operating performance; actual expense savings and other operating improvements resulting from recent restructurings; the loss, modification, or delay of contracts which would, among other things, adversely impact PAREXEL’s recognition of revenue included in backlog; PAREXEL’s dependence on certain industries and clients; PAREXEL’s ability to win new business, manage growth and costs, and attract and retain employees; PAREXEL’s ability to complete additional acquisitions and to integrate newly acquired businesses or enter into new lines of business; the impact on PAREXEL’s business of government regulation of the drug, medical device and biotechnology industry; consolidation within the pharmaceutical industry and competition within the biopharmaceutical services industry; the potential for significant liability to clients and third parties; the potential adverse impact of health care reform; and the effects of exchange rate fluctuations and other international economic, political, and other risks. Such factors and others are discussed more fully in the section entitled “Risk Factors” of PAREXEL’s Quarterly Report on Form 10-Q for the period ended December 31, 2007 as filed with the SEC on February 7, 2008, which “Risk Factors” discussion is incorporated by reference in this press release. The forward- looking statements included in this press release represent PAREXEL’s estimates as of the date of this release. PAREXEL specifically disclaims any obligation to update these forward-looking statements in the future. These forward-looking statements should not be relied upon as representing PAREXEL’s estimates or views as of any date subsequent to the date of this press release.
PAREXEL is a registered trademark of PAREXEL International Corporation. All other names or marks may be registered trademarks or trademarks of their respective business and are hereby acknowledged.